UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2011

Marathon Oil Corporation
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 31, 2011, Marathon Oil Corporation entered into a definitive agreement with Hilcorp Resources Holdings, LP to purchase its assets in the Eagle Ford shale formation in Texas for $3.5 billion, subject to closing adjustments. Hilcorp Resources Holdings is a partnership between affiliates of Hilcorp Energy Company and Kohlberg Kravis Roberts & Co. LP. The assets include approximately 141,000 net acres (217,000 gross) primarily in Atascosa, Karnes, Gonzales and DeWitt counties in Texas.  The transaction is subject to customary closing conditions and Hart-Scott-Rodino approval and is expected to close November 1, 2011 with an effective date of May 1, 2011.

The above discussion contains forward-looking statements with respect to the expected closing date for the acquisition of assets in the Eagle Ford shale formation.  Factors that could affect these forward-looking statements include the satisfaction of customary closing conditions and government and regulatory approvals.  These factors (among others) could cause actual results to differ materially from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

June 2, 2011	By:	/s/ Sylvia J. Kerrigan

Name: Sylvia J. Kerrigan
Title: Vice President, General Counsel & Secretary